       As filed with the Commission on August 23, 1996 File No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             CYTOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                          94-3078125
- -------------------------------                           -------------------
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                            Identification No.)


                               Two Richmond Square
                         Providence, Rhode Island 02906
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                           1992 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                          Frederic A. Eustis, III, Esq.
                                    Secretary
                             CytoTherapeutics, Inc.
                               Two Richmond Square
                         Providence, Rhode Island 02906
                                 (410) 272-3310
          ------------------------------------------------------------
            (Name, address and telephone number of agent for service)




                            CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------

Title of              Amount              Proposed         Proposed         Amount of
Securities            to be               maximum          maximum          registration
to be                 registered          offering         aggregate        fee
registered                                price per        offering
                                          share(1)         price(1)
- -----------------------------------------------------------------------------------------
Common Stock,         1,500,000           $8.875           $13,312,500      $4591
par value $0.01       shares
- -----------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of CytoTherapeutics, Inc. Common Stock, par value $0.01, reported on NASDAQ/NMS on August 20, 1996.



                            Exhibit Index on page 7;
                              Page 1 of 19 pages.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, including portions of the Company's definitive Proxy Statement dated April 12, 1996, filed in connection with the Company's 1996 Annual Meeting of Stockholders.

         (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996.

         (iii) Current Report on Form 8-K filed with the Commission on July 16, 1996.

         (iv) The description of the Company's Common Stock contained in its registration statement on Form 8-A, File No. 1-19871.

         All reports and other documents subsequently filed by the Company pursuant to Section 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         No material interests.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or
(iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Restated Certificate of Incorporation, as amended, provides that the Company's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation law as in effect at the time such liability is determined. The Restated Certificate of Incorporation, as amended, further provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

Exhibit

4.1 Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1, File No. 33-45739).

5.1       Opinion of Ropes & Gray.

23.1      Consent of Ernst & Young LLP.

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24.1 Powers of Attorney (included in Part II of this registration statement under the caption "Signatures").

99.1      1992 Equity Incentive Plan, as amended to date

Item 9.  Undertakings.
         ------------

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in Providence, Rhode Island, on August 23, 1996.



                                      By  /s/ Seth A. Rudnick
                                          ------------------------------------
                                          Seth A. Rudnick
                                          Chairman and Chief Executive Officer
                                          and Director


         Each person whose signature appears below constitutes and appoints Seth
A. Rudnick and Frederic A. Eustis, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 to be filed by CytoTherapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities shown.


Signature                    Capacity                           Date
- ---------                    --------                           ----


/s/ Seth A. Rudnick          Chairman, Chief Executive          August 23, 1996
- ------------------------     Officer and Director (principal
Seth A. Rudnick              executive officer)


/s/ Daniel E. Geffken        Chief Financial Officer, Vice      August 23, 1996
- ------------------------     President and Treasurer
Daniel E. Geffken            (principal financial and
                             accounting officer)


/s/ Edwin C. Cadman          Director                           August 23, 1996
- ------------------------
Edwin C. Cadman


/s/ Donald R. Conklin        Director                           August 23, 1996
- ------------------------
Donald R. Conklin


- ------------------------     Director
Patrick Aebischer


/s/ Mark J. Levin            Director                           August 23, 1996
- ------------------------
Mark J. Levin

Signature                         Capacity                   Date
- ---------                         --------                   ----


/s/ Richard J. Ramsden            Director                   August 23, 1996
- ----------------------------
Richard J. Ramsden



/s/ Peter K. Simon                Director                   August 23, 1996
- ----------------------------
Peter K. Simon


/s/ Sandra Nusinoff Lehrman       Director                   August 23, 1996
- ----------------------------
Sandra Nusinoff Lehrman

                                  EXHIBIT INDEX


Exhibit
Number
- ------
                               Title of Exhibit                          Page
                               ----------------                          ----

5.1              Opinion of Ropes & Gray.                                  8

23.1             Consent of Ernst & Young, LLP.                            9

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1 Powers of Attorney (included in Part II of this registration statement under the caption
                 "Signatures").

99.1             1992 Equity Incentive Plan, as amended to date           10